EXHIBIT 99

Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, IL 60154

NEWS RELEASE

For Release	CONTACT: Richard Vandervoort, (708) 551-2595 (investors)
05/25/05 05:30 CDT	Mark Lindley, (708) 551-2602 (media)

CORN PRODUCTS INTERNATIONAL, INC.
HOLDS ANALYST/PORTFOLIO MANAGERS CONFERENCE IN NEW YORK CITY
Company to Review Progress on Strategy and Confirm 2005 Outlook

     WESTCHESTER, Ill., May 25, 2005 — Corn Products International, Inc. (NYSE: CPO) will hold its 2005 Analyst and Portfolio Managers Conference at 12:30 pm ET today in New York City.

     During the meeting, corporate officers will provide an update on the Company’s prospects for the year and will review the progress that Corn Products International has achieved on its multiple-pathway strategy, which was introduced at the Company’s Analyst and Portfolio Manager meeting in 2004. The management team also plans to confirm its 2005 outlook, which calls for an increase of 7 percent to 15 percent over last year’s $1.25 GAAP EPS.

     “We remain confident that the strategy we unveiled last year is the right one for our Company,” said Sam Scott, Corn Products International’s chairman, president and chief executive officer. “We have achieved tangible results by putting this strategy into action, and we look forward to reporting greater progress in years to come.”

     The conference will be simulcast on the Company’s web site, www.cornproducts.com. Presentations will be available for download 60 minutes prior to the start of the meeting. This will be a “listen-and-view” only presentation, and the presentations will be available for 30 days on the Company’s web site.

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Page 2 – Corn Products International, Inc.

ABOUT THE COMPANY

     Corn Products International, Inc. is one of the world’s largest corn refiners and a major supplier of high-quality food ingredients and industrial products derived from the wet milling and processing of corn and other starch-based materials. The Company is the number-one worldwide producer of dextrose and a leading regional producer of starch, high fructose corn syrup and glucose. In 2004, the Company recorded net sales of $2.3 billion with operations in 16 countries at 34 plants, including wholly owned businesses, affiliates and alliances. Headquartered in Westchester, Ill., it was founded in 1906. The Company is listed on the New York Stock Exchange under the symbol CPO. Additional information can be found on the World Wide Web at www.cornproducts.com.

This release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company intends these forward looking statements to be covered by the safe harbor provisions for such statements. These statements include, among other things, any predictions regarding the Company’s future financial condition, earnings, revenues, expenses or other financial items, any statements concerning the Company’s prospects or future operation, including management’s plans or strategies and objectives therefore and any assumptions underlying the foregoing. These statements can sometimes be identified by the use of forward looking words such as “may,” “will,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast” or other similar expressions or the negative thereof. All statements other than statements of historical facts in this report or referred to or incorporated by reference into this report are “forward-looking statements.” These statements are subject to certain inherent risks and uncertainties. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct. Actual results and developments may differ materially from the expectations conveyed in these statements, based on various factors, including fluctuations in worldwide commodities markets and the associated risks of hedging against such fluctuations; fluctuations in aggregate industry supply and market demand; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we manufacture and/or sell our products, including fluctuations in the value of local currencies, energy costs and availability, freight and shipping costs, and changes in regulatory controls regarding quotas, tariffs, taxes and income tax rates; operating difficulties; labor disputes; genetic and biotechnology issues; changing consumption preferences and trends; increased competitive and/or customer pressure in the corn-refining industry; the outbreak or continuation of hostilities including acts of terrorism; stock market fluctuation and volatility; and the resolution of the uncertainties resulting from the Mexican HFCS tax. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of certain risk factors, see the Company’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q or 8-K.

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